FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2005

SL Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-4987	21-0682685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Fellowship Road, Suite A114, Mount Laurel, New Jersey		08054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 727-1500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 23, 2005, SL Industries, Inc., a New Jersey corporation (“SL Industries”) issued a press release announcing that Lakers Acquisition Corp., a Minnesota corporation and a wholly owned subsidiary of SL Industries, had commenced a tender offer (the “Offer”) for all of the issued and outstanding shares of common stock, no par value per share (the “Company Common Stock”), of Ault Incorporated, a Minnesota corporation (the “Company”), including associated preferred stock rights (together with the Company Common Stock, the “Shares” and each share thereof, a “Share”), at a price equal to $2.90 per Share net to the seller in cash (or any higher price per Share paid in the Offer), without interest (and subject to applicable withholding taxes). Unless the Offer is extended, the Offer will expire at 12:00 midnight, New York City time on Wednesday, January 25, 2006. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
Exhibit No.	Description
99.1	Press Release, dated December 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL Industries, Inc.

(Registrant)

Date:	December 23, 2005
		By:	/s/ David R. Nuzzo
		Name:	David R. Nuzzo
		Title:	Vice President and Chief Financial Officer